Exhibit 10(a)78

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Executed:  December 18, 2008

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Entergy Corporation previously established the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, which was restated on March 25, 1998 and then again on December 4, 1998.  On October 29, 1999, the Board of Directors of Entergy Corporation approved, authorized, and adopted certain changes to the Plan that were incorporated into a further amendment and restatement of the Plan, which was effective January 1, 2000.  The Plan has since been amended from time to time to recognize compliance with transitional guidance issued by the Treasury Department and Internal Revenue Service pursuant to Code Section 409A.

The Plan is now hereby further amended and restated effective January 1, 2009, except as otherwise noted, to (1) incorporate into one restated document all amendments to this Plan since it was last restated that are still effective, including amendments authorized by the Personnel Committee on June 16, 2008, and (2) implement changes required pursuant to and consistent with Code Section 409A.  Pursuant to changes to the Plan payment provisions, benefit payments commencing on or after January 1, 2009 are governed by this Plan document as amended and restated effective January 1, 2009.  Plan benefit payments commencing prior to January 1, 2009 are governed by the terms of the Plan as they existed prior to this amendment and restatement and are either grandfathered from the requirements of Code Section 409A or payable pursuant to a fixed schedule as required by, and in compliance with, Code Section 409A.  Between January 1, 2005 and December 31, 2008 the Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to Code Section 409A.  This amendment and restatement is adopted in conformity with final regulations under Code Section 409A issued by the Treasury Department on April 10, 2007 and effective January 1, 2009.

PURPOSES

The Plan has as its purposes attracting, retaining and motivating certain highly competent eligible employees; and encouraging personal growth and improvement of personal productivity.  The Plan is designed primarily to aid eligible employees in providing supplemental post-retirement income for themselves and their families and after death benefits for their beneficiaries.  The Plan is also designed to make available to the Employer, subsequent to the Employee's retirement and subject to the Employee's post-retirement time constraints, the Employee's knowledge of, and experience with respect to, the business and operations of the Employer.

ARTICLE I – DEFINITIONS

The following terms shall have the meaning hereinafter indicated unless expressly provided herein to the contrary:

1.01
“Administrator” shall mean the Personnel Committee of the Board of Directors, or such other individuals or committee as shall from time to time be designated in writing as the administrator of the Plan by the Personnel Committee.  The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA.  Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the “Administrator” shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six. The term “Administrator” shall for Plan administrative purposes include the Entergy Corporation Senior Vice President, Human Resources and Administration, to whom the Personnel Committee has delegated the authority to act on its behalf with respect to all Plan administrative matters.

1.02
“Beneficiary” shall mean the Surviving Spouse of the Participant or, if the Participant does not have a Surviving Spouse, the Beneficiary shall mean any individual or entity so designated by the Participant, or, if the Participant does not have a Surviving Spouse and does not designate a beneficiary hereunder, or if the designated beneficiary predeceases the Participant, the Beneficiary shall mean the Participant's estate.

1.03
"Benefit Base" shall mean the monthly benefit amount defined in Section 2.01, as modified by Section 2.07 in the case of an inactive Participant, commencing at the Participant's Normal Retirement Income Payment Date and payable in the form of a Life Annuity Option.

1.04	"Board of Directors" shall mean the Board of Directors of Entergy Corporation.

1.05	“Change in Control” shall mean:

(a)
 the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

(b)
the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

(c)
the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation’s assets; or

(d)
any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such two consecutive year period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

1.06
"Change in Control Period" shall mean the period commencing on the date of a Potential Change in Control and ending on the earlier of: (a) twenty-four (24) calendar months following the Change in Control event, or (b) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

1.07	“Claims Administrator” shall mean the Administrator or its delegate responsible for administering claims for benefits under the Plan.

1.08	“Claims Appeal Administrator” shall mean the Administrator or its delegate responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

1.09	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.10
"Early Retirement Date" shall mean the date on which a Participant, who has attained age fifty-five (55) and ten (10) Years of Service, elects to Retire from Service with the prior written consent of his Employer (which consent may be freely withheld), provided that such date precedes the Participant’s Normal Retirement Date.

1.11
"Early Retirement Reduction Factor" shall mean the factor or percentage under the Entergy Retirement Plan, as from time to time amended, by which the benefit payable to a participant under the Entergy Retirement Plan shall be reduced for each month the Participant’s Early Retirement Income Payment Date precedes his Normal Retirement Income Payment Date.

1.12
"Employee" shall mean a System Management Level employee of a System Company who is selected by the Administrator to participate in the Plan as a member of the System Company Employer’s select group of management or highly compensated employees.

1.13	"Employer" shall mean the System Company with which the Employee is last employed on or before the Employee's Retirement or Separation from Service.

1.14
"Entergy Retirement Plan" shall mean the Entergy Corporation Retirement Plan for Non-Bargaining Employees, or any successor to such plan, as may from time-to-time be established by Entergy Corporation for the benefit of non-bargaining employees of participating System Companies.  In the event that the Entergy Retirement Plan is terminated as to the non-bargaining employees of a participating System Company and no successor plan is established with respect thereto, the term "Entergy Retirement Plan" shall mean the applicable qualified defined benefit plan in the form last sponsored by Entergy Corporation on or before the date of any such termination.

1.15	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.16	"Final Average Monthly Compensation" shall mean 1/12th of the Participant's Final Three-Year Average Annual Compensation.

1.17
"Final Three-Year Average Annual Compensation" shall mean one-third (1/3) of the sum of (a) and (b) for the three (3) separate annual determination dates (which dates shall be the respective dates on which the annual Incentive Award is payable to the Participant) within the ten (10) years immediately preceding the Participant’s date of death, Retirement or Separation from Service in which the sum of (a) and (b) is the greatest, where (a) is the annual Incentive Award payable to the Participant on the applicable annual determination date (regardless of whether the annual Incentive Award is paid to, or deferred by, the Participant), and (b) is the Participant’s annual rate of base salary in effect on such annual determination date from the Employer, or from any other System Company, including the amount of base salary, if any, such Participant defers under any non-qualified or statutory arrangement, a cash or deferred arrangement qualified under Code Section 401(k), or under any cafeteria plan under Code Section 125.  An inactive Participant’s “Final Three-Year Average Annual Compensation” shall be determined in accordance with this Section 1.17, as modified by Section 2.07.  If a Participant becomes permanently disabled and qualifies for monthly benefits under any long-term disability plan sponsored by a System Company, for any Year preceding the date on which the Participant elects to Retire under this Plan and for which the Participant received monthly disability payments under such long-term disability plan, for purposes of this Section 1.17 his annual base salary for each such Year shall be the Participant’s annual rate of base salary in effect on the date immediately preceding the disabling event, and his annual Incentive Award for each such Year shall be the amount that would have been payable to Participant for each such Year based on his Incentive Award target percentage and rate of annual base salary in effect on the date immediately preceding the disabling event.

1.18	“Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any of the following events during the Change in Control Period:

(a)
the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

(b)
a reduction of 5% or more in Participant’s annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k); (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified or statutory deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

(c)
requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

(d)
failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant’s total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control; or

(e)
failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, including a material reduction in the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

Participant’s right to terminate his employment for Good Reason shall not be affected by Participant’s incapacity due to physical or mental illness.  Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

1.19
"Income Payment Date" shall mean the first day of the first month next following the Participant’s date of death, Normal Retirement Date, Early Retirement Date, or Separation from Service Date, as applicable and in accordance with Articles III and IV.

1.20
“Incentive Award” shall mean the incentive award that a Participant may become eligible to receive under the terms of the Executive Annual Incentive Plan sponsored by Entergy Corporation or under the terms of a comparable incentive plan that the Administrator may, in its sole discretion and from time-to-time, recognize as an “Incentive Award” for purposes of this Plan.

1.21
“Key Employee” shall mean one of the following (a) an officer of the Employer having annual compensation greater than $140,000 (adjusted for inflation pursuant to Code Section 416(i) and limited to the top 50 Employees), (b) a five percent owner of the Employer, or (c) a one percent owner of the Employer having annual compensation from the Employer of more than $150,000, subject to such other determinations made by the Administrator, in its sole discretion, in a manner consistent with the regulations issued under Code Section 409A.

1.22	“Life Annuity Option” shall mean a single life annuity form of payment for the life of the Participant.

1.23	“Normal Retirement Date" shall mean the Employee's 65th birthday.

1.24
“Participant” shall mean an Employee who (a) is at System Management Level 4 or above; (b) has executed a written Participant Application that has been accepted by the Administrator, if the Employee was not a Participant immediately prior to March 25, 1998; and (c) remains eligible for participation in accordance with the applicable provisions of the Plan including, without limitation, Section 6.01.  Subject to the terms and conditions set forth in Section 2.07 and elsewhere in the Plan, the term “Participant” shall include an inactive Participant, as described in Section 2.07.

1.25
“Participant Application” shall mean the written application between an Employee and the Administrator evidencing Employee’s participation in this Plan, and, if applicable, evidencing any additional Years of Service imputed to Employee under the Plan, which application shall be part of the Plan.  Participant Applications executed after January 1, 2009 shall be in substantially the same form as those attached as Appendix B, as may be amended from time to time by the Administrator.

1.26	"Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

1.27	"Plan" shall mean this System Executive Retirement Plan of Entergy Corporation and Subsidiaries, effective as of January 1, 2009 for benefit payments commencing on or after January 1, 2009.

1.28	“Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(b)	the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

(c)	any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(d)
any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation’s then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

1.29
Present Value” shall mean, for purposes of determining the amount of a Participant’s single-sum payment under this Plan, the actuarial present value of the Participant’s Benefit Base, commencing as of the date set forth in Subsection 1.29(a) or (b), as applicable, and based on the same interest and mortality assumptions set forth in the Entergy Retirement Plan for computing the present value of benefits(for purposes of the involuntary cash-out rules), as in effect at the time of such determination.

(a) With respect to a Participant eligible for Retirement and for purposes of computing Present Value, benefits under this Plan and any offsetting plan benefit(s) described in Section 2.01(b) are assumed to commence as of the Income Payment Date immediately following the Participant’s Retirement (and reflecting the Early Retirement Reduction Factor, if applicable, on such date), regardless of the actual benefit commencement date elected with respect to any such offsetting plan benefit(s); and

(b) With respect to a Participant with a vested Separation from Service benefit under this Plan but who is not eligible for Retirement, for purposes of computing Present Value, benefits under this Plan and any offsetting plan benefits(s) described in Section 2.01(b) are assumed to commence as of the Income Payment Date immediately following the date of the Participant’s Separation from Service (and reflecting the Separation Reduction Factor on such date), regardless of the actual benefit commencement date elected with respect to any such offsetting plan benefit(s).

However, the resulting Present Value amount computed in accordance with this Section 1.29 shall not be less than the present value (as computed under the Entergy Retirement Plan for purposes of the involuntary cash-out rules) of the Benefit Base commencing at the Participant’s Normal Retirement Date.

1.30
“Prior Plan” shall mean the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, as amended and restated effective December 4, 1998, and any prior amendments or amendments and restatements to such Prior Plan, and any agreements, contracts, or other arrangements with respect to such Prior Plan.

1.31	“Qualifying Event” shall mean the occurrence of one of the following within the Change in Control Period:

(a)	Participant’s employment is terminated by Employer other than for Cause, as defined in Section 7.01(a); or

          (b) Participant terminates his System employment for Good Reason.

For purposes of this Plan, the following shall not constitute Qualifying Events:

(1) Participant’s death; or (2) Participant becoming disabled under the terms of the Entergy Corporation Companies’ Benefits Plus Long Term Disability (“LTD”) Plan.  Notwithstanding anything in this Plan to the contrary, for purposes of this Plan a Participant’s employment shall be deemed to have been terminated by the Employer without Cause or by the Participant with Good Reason only if the Participant has incurred a “separation from service” within the meaning of Code Section 409A.

1.32
"Retirement", "Retires", "Retire," or "Retired from Service" shall mean the retirement of a Participant from employment with the Employer in accordance with Article II, and shall be determined in accordance with the requirements of Code Section 409A and regulations thereunder.

1.33
“Separation from Service," "Separates from Service," or "Separated from Service" shall mean the separation of a Participant from employment with the Employer before attaining his Normal Retirement Date or Early Retirement Date, determined in accordance with the requirements of Code Section 409A and regulations thereunder.

1.34
"Separation from Service Date" shall mean the date on which a Participant Separates from Service (as defined in Section 1.33) with the prior written consent of the Employer (which consent may be freely withheld)and shall be determined in accordance with the requirements of Code Section 409A and regulations thereunder.

1.35
"Separation Reduction Factor" shall mean the factor or percentage under the Entergy Retirement Plan, as from time to time amended, by which the Benefit Base of a participant under the Entergy Retirement Plan shall be reduced for each month the Participant's Separation from Service Income Payment Date precedes his Normal Retirement Income Payment Date.

1.36
“Specified Employee” shall mean a Participant who is a Key Employee of the Employer at a time when the Employer or a member of any controlled group of corporations that includes the Employer is publicly traded on an established securities market whether inside or outside the United States.  Whether a Participant is a specified employee shall be determined under rules established by the Administrator in accordance with regulations under Code Section 409A.  All determinations by the Administrator with regard to whether a Participant is a Specified Employee shall be final and binding on the Participant for purposes of the Plan.

1.37	“Surviving Spouse” shall mean the person to whom the Participant was legally married as of the date of such Participant's death.

1.38
"Survivor's Pre-retirement Death Benefit" shall mean the single-sum benefit described under Article IV which is payable to the Participant's Surviving Spouse in the event the Participant's death occurs before his Income Payment Date.

1.39
"System" shall mean Entergy Corporation and all System Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 9.03 of this Plan.

1.40
"System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 9.03 of this Plan.

1.41	“System Management Level” shall mean the applicable management level set forth below:

(a)	System Management Level 1 ( Chief Executive Officer and Chairman of the Board of Entergy Corporation);

(b)	System Management Level 2 (Presidents and Executive Vice Presidents within the System);

(c)	System Management Level 3 (Senior Vice Presidents within the System); and

(d)	System Management Level 4 (Vice Presidents within the System).

1.42
“System Management Participant” shall mean a Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in Section 1.41.

1.43	“Year” shall mean any period of twelve consecutive months.

1.44
"Year of Service" shall mean each Year of employment within the System.  Except as provided in Section 2.07, if a Participant becomes permanently disabled and qualifies for monthly benefits under any long term disability plan sponsored by a System Company, the term "Year of Service" shall include any Year (but not beyond the Participant’s Normal Retirement Date) preceding the date on which such Participant elects Retirement under this Plan and for which the Participant received monthly disability benefit payments under such long term disability plan.  Additionally, the term "Year of Service" shall include any Years of imputed service or employment that the Senior Vice President, Human Resources and Administration or other delegate of the Committee, in consultation with the Employer and in their sole discretion, may grant to a Participant in computing his benefit service (but for no other purposes unless specifically approved as above and set forth in the Participant Application) under this Plan.

ARTICLE II – BENEFITS

2.01
Benefit Base.  A Participant's Plan benefit shall be payable in the form of a single-sum payment, as described in Article III below.  Except as otherwise provided in the Plan, such single-sum payment amount shall be equal to the Present Value of the Participant’s monthly Benefit Base.  Except as otherwise provided in Section 2.07, such monthly Benefit Base shall be equal to:

(a)
a percentage of his Final Average Monthly Compensation (payable in the form of a Life Annuity Option and commencing at the Participant’s Normal Retirement Date Income Payment Date), based on the percentages described in Appendix A attached hereto and made a part hereof, which percentages, as determined from Appendix A, shall vary depending on (1) the number of Years of Service credited to the Participant through the date of his Retirement or Separation from Service, as applicable, and (2) the Participant’s System Management Level as of the date of his Retirement or Separation from Service; less

(b)
the amount of any monthly benefit (payable in the form of a Life Annuity Option and commencing at the Participant’s Normal Retirement Income Payment Date) that such Participant is, or will be entitled, to receive under: (1) any qualified defined benefit pension plan, trust, or other arrangement sponsored by any System Company; (2) the Gulf States Utilities Company Employees' Trusteed Retirement Plan and the Gulf States Utilities Company Executive Income Security Plan); and (3) any qualified or non-qualified defined benefit retirement income or pension plans, trusts, or other arrangements sponsored by any previous non-System Company employer for whom the Participant may have been employed on or before the date of his Retirement or Separation from Service, regardless of whether the Participant received a paid up benefit or a cash payment under such plans in lieu thereof.  Notwithstanding the foregoing provisions of this Subsection 2.01(b), such offsetting benefits shall not include (i) any and all benefits earned under any stock bonus plans, profit sharing plans, employee stock ownership plans, or other defined contribution plans; and (ii) any and all benefits earned under any qualified or non-qualified defined benefit retirement income or pension plans, trusts, or other arrangements sponsored by any previous non-System Company employer for whom the Participant may have been employed on or before he became a Participant under this Plan to the extent the Participant was not granted service credit under this Plan for his employment service with such prior non-System Company employer that went into the computation of the benefits that otherwise would be an offset amount.

2.02
Normal Retirement Benefit.  A Participant who Retires from the Employer as of his Normal Retirement Date shall be entitled to receive in a single-sum payment his Benefit Base, payable on his Normal Retirement Income Payment Date.  Except as otherwise provided in Section 2.07, such Participant's Benefit Base shall be computed as described in Section 2.01.

2.03
Early Retirement Benefit.  A Participant who elects to Retire from the Employer as of his Early Retirement Date shall be entitled to receive in a single-sum payment the Present Value of his Benefit Base, payable on his Early Retirement Income Payment Date. Except as otherwise provided in Section 2.07, the Participant's Benefit Base shall be computed as described in Section 2.01, but such Benefit Base shall be reduced by the Early Retirement Reduction Factor.

2.04
Separation from Service Benefit.  A Participant who Separates from Service prior to becoming eligible for an Early Retirement Benefit under Section 2.03 shall be entitled to receive in a single-sum payment the Present Value of his Benefit Base, payable on his Separation from Service Income Payment Date. Except as otherwise provided in Section 2.07, the Participant's Benefit Base shall be computed as described in Section 2.01, but such Benefit Base shall be reduced by the Separation Reduction Factor.

2.05
Participation in Additional Non-Account Balance Plans  Notwithstanding any other Plan provision to the contrary, the following provisions of this Section 2.05 shall apply with respect to any Participant who also participates in either or both the Pension Equalization Plan of Entergy Corporation and Subsidiaries (“PEP”) and the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (“SRP”), which plans, together with this Plan, constitute Non-Account Balance Plans for purposes of Code Section 409A.

(a)
Employer Permission.  An Employer’s prior written consent for a Participant to resign his System Company employment prior to his attainment of age sixty-five (65) without forfeiture of the Participant’s Plan benefit shall also constitute the Employer’s prior written consent for the Participant to resign his System Company employment under the PEP and/or SRP, as applicable, without forfeiture of the benefits otherwise payable to the Participant under those plans at the time such permission is granted.  Likewise, an Employer’s prior written consent for a Participant to resign his System Company employment prior to his attainment of age sixty-five (65) under the PEP and/or SRP, as applicable, without forfeiture of the benefits otherwise payable to the Participant under those plans shall also constitute the Employer’s prior written consent under this Plan for the Participant to resign his System Company employment without forfeiture of the Participant’s Plan benefit at the time such permission is granted.

(b)
No Benefit Offset.  If, on the date benefits are scheduled to be paid, the single-sum value of the benefit payable to a Participant under this Plan is greater than the single-sum value of the benefit otherwise payable to the Participant under the PEP, the SRP, or under both the PEP and the SRP, if applicable, then, as a condition for participation in this Plan, the Participant agrees and acknowledges that he has waived all of his rights to receive benefits under both the PEP and the SRP and shall be entitled to receive only benefits payable under this Plan. Likewise, if the single-sum value of the benefit payable to a Participant under the PEP, the SRP, or under both the PEP and the SRP, if applicable, is greater than the single-sum value of the benefit otherwise payable to the Participant under this Plan, then as a condition for participation in this Plan, the Participant agrees and acknowledges that he has waived all of his rights to receive benefits under this Plan and shall be entitled to receive only benefits payable under the PEP and the SRP, if applicable.

(c)	Timing of Benefit Payments. A Participant’s benefit commencement date shall be the same under this Plan, the PEP and the SRP, to the extent applicable.

2.06
Grandfathered Minimum Benefit.  Notwithstanding any Plan provision to the contrary, a Participant who was participating in the Plan as of March 25, 1998 (and who thereafter satisfies all requirements of the Plan necessary for Plan benefits to be payable to, or on behalf of such Participant), shall be entitled to have his Plan benefit amount determined pursuant to the provisions of the Prior Plan as in effect immediately prior to March 25, 1998, but based on the Participant’s Final Average Monthly Compensation and Years of Service determined as of the earlier of January 1, 2002, or the Participant’s date of Retirement or Separation from Service.  Any minimum benefit payable to the Participant or his Beneficiary in accordance with the immediately preceding sentence shall be in lieu of, and replace in its entirety, any benefit to which such Participant or Beneficiary otherwise might be entitled under the terms of the Plan as herein restated.

2.07
Inactive Participant . If an individual remains employed by his Employer, but is demoted to a position whereby he no longer satisfies the Participant eligibility criteria set forth in Section 1.24, such individual shall be considered an inactive Participant for as long as he remains employed by a System Company and does not re-attain the status of an active Participant.  An individual shall not be credited with Years of Service under the Plan for those years in which he fails to satisfy the criteria set forth in Section 1.24 to be an active Participant.  Notwithstanding any provision to the contrary, if an active Participant becomes an inactive Participant and subsequently Retires or Separates from Service, in accordance with the terms and conditions of the Plan, and has not otherwise forfeited his Plan benefits under Section 6.01, his Benefit Base under Section 2.01 shall be computed based on: (a) only his Years of Service as an active Participant; (b) his Final Average Monthly Compensation using the ten (10) years immediately preceding the date he became an inactive Participant to determine his “Final Three-Year Average Annual Compensation”; and (c) the benefit offset amounts described in Section 2.01(b) that the individual earned (including while an inactive Participant) as of the date of his Retirement or Separation from Service.

2.08
Vesting.  Notwithstanding the foregoing provisions of this Article II, and except as provided in Article VII and in Article IX, a Participant or an inactive Participant shall not vest in any benefits under the Plan any earlier than the date immediately preceding the Participant's Retirement or Separation from Service, subject to the other terms and conditions of this Plan.

ARTICLE III – FORM OF BENEFIT PAYMENT

3.01
Single-Sum Form of Payment.  Subject to the remaining Sections of this Article III, a Participant’s Plan benefit shall be payable in the form of a single-sum distribution equal in amount to the Present Value of the Participant’s Benefit Base determined under Section 2.01.  Payment of such single-sum benefit shall be made as soon as reasonably practicable following the Participant’s applicable Income Payment Date (i.e., upon the earlier to occur of the Participant’s Separation from Service Date, Early Retirement Date or Normal Retirement Date).  In all events, distribution shall be made no later than the end of the calendar year in which distribution is required or, if later, before the 15th day of the third month immediately following the date on which such distribution is required.

3.02
Prior Annuity Election.  Notwithstanding Section 3.01 to the contrary, and in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to Code Section 409A, the annuity form of payment elected by Participants prior to January 1, 2008 shall be honored under the Plan.

3.03
Code Section 409A Delayed Payments.  Notwithstanding any Plan provision to the contrary, no Plan benefits shall be paid to a Participant who is a Specified Employee at the time of his Separation from Service until the earlier of the Participant’s death or six months following the Participant’s Separation from Service.  If distribution is delayed pursuant to this Section 3.03, the delayed distribution amount shall be credited with investment returns during the period of delay as if such amount were invested in the T. Rowe Price Stable Income Fund or such other investment fund as from time-to-time may be designated in advance and in writing by the Administrator.  Immediately following the six-month delay period, the full amount of the Participant’s delayed distribution amount, including investment returns deemed credited pursuant to this Section 3.03, shall be distributed to the Participant .

3.04
Special Distribution.  Notwithstanding any Plan provision to the contrary, if a Participant Separated from Service prior to January 1, 2009 and if such Participant has a vested benefit payable under the Plan, then as of July 1, 2009, the Participant shall receive the Present Value of such outstanding vested benefit in a single-sum payment as soon as administratively practicable after July 1, 2009.  In all events, distributions shall be made no later than December 31, 2009.

ARTICLE IV – PRE-RETIREMENT SPOUSE’S DEATH BENEFIT

4.01	Pre-Retirement Spouse’s Death Benefit.

(a)
Upon the death of a married Participant who has been credited with at least five (5) actual (as opposed to imputed) Years of Service and who dies before his Income Payment Date, his surviving legal spouse, if any, shall receive a death benefit under this Plan in a single-sum payment and equal in amount to the Present Value of a monthly survivor benefit determined as if the Participant had not died on his actual date of death but instead had:

(1)	separated from service on the earlier of the date of his death or his actual Retirement or Separation from Service;

(2)	survived to his Normal Retirement Date;

(3)	Retired on his Normal Retirement Date, with the same Final Average Monthly Compensation and Years of Service as of his date of death;

(4)	been entitled to a 50% joint and survivor annuity form of payment under the Plan; and

(5)	then died immediately thereafter.

(b)
If the deceased Participant had not been credited with at least ten (10) actual (as opposed to imputed) Years of Service at the time of his death, the Separation Reduction Factor shall apply in determining the Present Value of the pre-retirement spouse’s death benefit described in Subsection 4.01(a).  If the deceased Participant was credited with at least ten (10) actual (as opposed to imputed) Years of Service at the time of his death, then except as otherwise provided in Subsection 4.01(c), the Early Retirement Reduction Factor shall apply in determining the Present Value of the pre-retirement spouse’s death benefit described in Subsection 4.01(a).

(c)
Notwithstanding the foregoing provisions of Subsection 4.01(b), if a married Participant dies prior to his Income Payment Date, but on or after his Early Retirement Date, the Early Retirement Reduction Factor for early distribution of the pre-retirement spouse’s death benefit shall not apply in the case of such surviving spouse.

4.02
Form and Timing of Death Benefit Payment.  The death benefit payable under this Article IV shall be paid in a single-sum distribution as soon as reasonably practicable following the first day of the first month after the death of the Participant.  In all events, the single-sum payment shall be made no later than the end of the calendar year in which the Participant’s death occurs, or, if later, before the 15th day of the third month immediately following the calendar year in which the Participant died.

ARTICLE V – SOURCE OF PAYMENTS

5.01
Unfunded Plan.  All rights of a Participant, Beneficiary or any other person or entity having or claiming a right to payments under this Plan shall be entirely unfunded.  It is a condition of the Plan that neither a Participant nor any other person or entity shall look to any other person or entity other than the Employer for the payment of benefits under the Plan.  The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein.  Nothing in this Plan shall be construed to give the Participant or any such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by any System Company or in which a System Company may have any right, title or interest now or in the future.  However, Participant or any such person or entity shall have the right to enforce his claim against the Employer in the same manner as any other unsecured creditor of such entity.

5.02
Employer Liability.  At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for future benefit payments under the Plan.  However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose.  Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

5.03
Establishment of Trust.  Notwithstanding any provisions of this Article V to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries (“Trust”) pursuant to the terms and conditions described in such Trust, but only to the extent consistent with the requirements of Code Section 409A.  Each System Company’s contribution shall be in an amount equal to the actuarial present value of the total benefits accrued by such System Company’s Plan Participants (including a Participant’s Beneficiary) under the Plan through the date of any such Change in Control.  The actuarial present value shall be determined as if the Participant had separated from service upon the Change in Control and using the methodology described in Section 1.29,  except replacing the mortality and interest assumptions described in that section with the mortality factors set forth in the definition of actuarial equivalence in the Entergy Corporation Retirement Plan for Non-Bargaining Employees and using the interest rates used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination (Appendix B to ERISA Regulation Section 4044 or its successor).  If one or more of a System Company’s Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event later than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company’s Plan account under the Trust that is actuarially equivalent to the total unpaid benefits accrued by the System Company’s Participants as of the end of each applicable calendar year.  Notwithstanding the foregoing provisions of this Section 5.03 to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion.  The Trust is intended as a “grantor” trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE VI – FORFEITURES AND BENEFIT REPAYMENTS

6.01
Forfeitures.  Except as otherwise provided in Section 7.02 to the contrary in the event of a Change in Control, a Participant shall cease to be a Participant, no Plan benefits shall be payable to the Participant or his Beneficiary, and the Participant shall repay all Plan benefit amounts that he may have previously received, on and after any of the following events:

(a)
Participant, without his Employer’s prior written consent (which consent may be freely withheld), resigns his System employment (other than for the purpose of transferring to another System Company) prior to his attainment of age sixty-five (65); or

(b) Participant is terminated from System employment for cause. For purposes of this Section 6.01(b), termination “for cause” shall mean:

(1)	a material violation by Participant of any agreement between Participant and any System Company; or

(2)
a material violation of the employer-employee relationship existing between Participant and a System Company employer at the time, including, without limitation, breach of confidentiality or moral turpitude; or

(3)
a material failure by Participant to perform the services required of him  pursuant to any agreement between Participant and any System Company, or, if there is no such agreement, a material failure by Participant to perform the reasonable customary services of an employee holding the type of position he holds at the time; or

(4)	an act of embezzlement, theft, defalcation, larceny, material fraud, or other acts of dishonesty by the Participant; or

(5)
a conviction of Participant or Participant’s entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on his ability to carry out his duties or upon the reputation of any System Company.

(c)
Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the two-year period commencing at Retirement, Separation from Service, or other termination of employment, as applicable, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during the two-year period;

(d)
Participant, other than as authorized by a System Company, or as required by law, or as necessary for the Participant to perform his duties for a System Company employer, divulges, communicates or uses to the detriment of the Employer or the System, or uses for the benefit of any other person or entity, or misuses in any way, any confidential or proprietary information or trade secrets of the Employer or the System, including without limitation non-public financial information, know-how, formulas, or other technical data.  Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that the Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

(e)
Prior to his completion of five (5) actual (as opposed to imputed) Years of Service with the System, either Participant resigns his System Company employment or his Employer terminates Participant’s System Company employment.

Notwithstanding the foregoing provisions of this Section 6.01, Subsections 6.01(b) and (e) shall not apply and shall not cause a forfeiture of Plan benefits if a Participant becomes vested in his Plan benefits pursuant to Section 7.02.

6.02
Advisory Services.  As a condition for benefits under this Plan, the Participant must hold himself available to render advisory services, with his consent, if so requested by his Employer or any System employer with which he was employed while a Participant in the Plan, during the period beginning with his Retirement or Separation from Service, as applicable, and continuing for a period of ten years thereafter. If the Participant agrees to render such advisory services, he will make himself available to the requesting employer with respect to matters related to his area or areas of expertise, as considered appropriate by the requesting employer, and will consult thereof with the directors and officers of the requesting employer and with such other person or persons as the chief executive officer of the requesting employer may designate and will perform such special assignments within his area of expertise and capability as may be mutually agreed upon with the chief executive officer of the requesting employer.  The Participant shall control the manner in which he renders services hereunder and may, at his discretion, decline to render any such services requested by the requesting employer if the Participant's time constraints are such that the rendering of such services would result in an undue burden upon the Participant.  Rendering such advisory services shall in no way constitute or be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted activity between any requesting employer and Participant, and a Participant rendering services pursuant to this Section 6.02 shall not on account thereof be entitled to any of the fringe or supplemental benefits of the requesting employer or any other System Company, including employee benefit plan participation.

ARTICLE VII – CHANGE IN CONTROL

7.01	Definitions. The following additional definitions shall be applicable to this Article VII:

(a)	“Cause” shall mean:

(1)
willful and continuing failure by Participant to substantially  perform Participant’s duties (other than such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by Participant) that has not been cured within thirty (30) days after a written demand for substantial performance is delivered to Participant by the board of directors of Employer, which demand specifically identifies the manner in which the board believes that Participant has not substantially performed Participant’s duties; or

(2)	the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

(3)
conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on Participant’s ability to carry out Participant’s duties or upon the reputation of any System Company; or

(4)	a material violation by Participant of any agreement Participant has with a System Company; or

(5)	unauthorized disclosure by Participant of the confidences of any System Company.

For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Employer.

(b)
"Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant’s employment under the provision so indicated.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer’s board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

7.02
Accelerated Vesting.  Notwithstanding any Plan provision to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant, the Participant shall not cease to be a Participant and shall be fully vested in and shall have a non-forfeitable right to all benefits accrued under this Plan as of the date of such Qualifying Event, except that all such benefits shall be subject to forfeiture upon the occurrence of any event described as follows:

(a)
Without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies;

(b)
Other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.  Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

(c)
Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him.  For purposes of this section, Applicable Period shall mean:

(1)	two (2) years for Participants at System Management Levels 1 and 2 at the
commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

(2)	two (2) years for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

(3)	one (1) year for Participants at System Management Level 4 at the commencement of the Change in Control Period.

However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for breach of a covenant not to compete to cause a forfeiture of non-qualified plan benefits otherwise payable.

7.03
Benefit Amount and Income Payment Date.  Notwithstanding any Plan provision to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event described in Section 7.02, the Participant’s Plan benefit amount, if payable under Subsection 2.05(b), shall be determined according to Section 2.03 (subject to Section 2.07 in the case of an inactive Participant) without regard to that Section’s eligibility requirements.  Notwithstanding the provisions of Article II or Article III to the contrary, such Participant’s Income Payment Date shall be as soon as reasonably practicable following the first day of the first month following the Participant’s Qualifying Event, except to the extent the delay requirement under Section 3.03 applies.  In determining the death benefit provided under Article IV, the Participant will be deemed to have met the five (5) actual Years of Service requirement regardless of his actual Years of Service.  In all events, distributions shall be made no later than the end of the calendar year in which distribution is required or, if later, before the 15th day of the third month immediately following the date on which such distribution is required.

7.04
No Benefit Reduction.  Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the level of benefits accrued under this Plan through the date of any such amendment or termination.  In no event shall a Participant’s Benefit Base accrued under this Plan following a Change in Control be less than such Participant’s Benefit Base accrued under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions described in Section 7.02 as in existence on the date immediately preceding the commencement date of the Change in Control Period.

7.05
Provisions of Referenced Plans.  To the extent this Plan references or incorporates provisions of any other System Company plan, including, but not limited to, the Entergy Retirement Plan, and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control, (b) the Change in Control event contemplated by the Potential Change in Control is not terminated, and (c) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives or successors.

ARTICLE VIII – PLAN ADMINISTRATION

8.01
Administration of Plan.  The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons.  The Administrator shall discharge its duties for the exclusive benefit of the Participants and their beneficiaries.  The Plan is intended to satisfy the requirements of Code Section 409A and the Administrator shall interpret the Plan and exercise the power and discretion conferred under the Plan in a manner that is at all times consistent with the requirements of Code Section 409A, to the extent that benefits under the plan are subject to the requirements of Code Section 409A.

8.02
Powers of the Administrator.  The Administrator and any of its delegates shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose.  In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan.  All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator’s decisions are arbitrary and capricious.  The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

(a)	to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

(b)
to interpret the Plan including, without limitation, the power to use Administrator’s sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;

(c)
to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive any benefit under the Plan;

(d)	to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

(e)	to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

(f)	to compute the amount of any benefits payable under the Plan;

(g)	to execute or deliver any instrument or make any payment on behalf of the Plan;

(h)	to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

(i)	to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

(j)
to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

8.03
Reliance on Reports and Certificates.  The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

8.04
Claims Administration.  The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 8.02, such delegates shall have all powers, authority, and discretion necessary or proper for such purpose.  In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

8.05
Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator.  The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits.  If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

8.06
Claims of Good Reason/Cause During Change in Control Period.  Solely for purposes of any determination regarding the existence of Good Reason or Cause (as defined in Section 7.01(a)) during a Change in Control Period, any position taken by the Participant  shall be presumed to be correct unless Employer establishes to the Plan Administrator by clear and convincing evidence that such position is not correct.

8.07
Denial or Partial Denial of Benefit Claims.  If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator.  In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period.  The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer.   If the claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

(a)	the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent Plan provisions on which the denial is based;

(b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

(c) an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

8.08
Appeal of Claims That Are Denied or Partially Denied.  The claimant may request review of the Claims Administrator’s denial or partial denial of a claim for Plan benefits.  Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator’s decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for benefits.   The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

8.09
The Appeal Process.  The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim.  Within sixty (60) days after the receipt of claimant’s appeal, the claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator’s sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days.  If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period.  During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer.   The final decision of the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based.  All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

8.10
Judicial Proceedings for Benefits.  No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process.  In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator’s decision on appeal.

8.11
Code Section 409A Compliance.  This Plan is intended to comply with, and shall be governed by and subject to, the requirements of Code Section 409A and regulations thereunder and shall be interpreted and administered in accordance with that intent.  If any provision of this Plan would otherwise conflict with or frustrate this intent, that provision shall be null, void and of no effect and the Administrator shall interpret the document and deem it amended so as to avoid the conflict.  The Administrator reserves the right to take any action it deems appropriate or necessary to comply with the requirements of Code Section 409A and may take advantage of such transition rules under Code Section 409A as it deems necessary or appropriate.

ARTICLE IX – AMENDMENT AND TERMINATION

9.01
General.  The Board of Directors, the Personnel Committee or any other person or persons whom the Personnel Committee may expressly from time to time authorize to take any and all such actions for and on behalf of Entergy Corporation and the respective Employers, shall have the right, in its absolute discretion and consistent with the requirements of Code Section 409A, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 9.02 and the requirements of Code Section 409A regarding plan terminations.  Any such action shall be evidenced by the minutes of the Board of Directors or the Personnel Committee or a written certificate of amendment or termination executed by any person or persons so authorized by the Personnel Committee. The provisions of this Article IX shall survive a termination of the Plan unless such termination is agreed to by the Participants.

9.02	Restrictions on Amendment or Termination. Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

(a)
Subject to the provisions of Section 6.01, Employer shall continue to make payments to any retired Participant or Beneficiary then in pay status as if the Plan had not been amended, supplemented, modified or terminated, as such payments are either grandfathered from the requirements of Code Section 409A or payable pursuant to a fixed schedule as required by, and in compliance with, Code Section 409A.  Between January 1, 2005 and December 31, 2008 the Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to Code Section 409A.; and

(b)
As to any Participant who has not yet begun receiving benefits under the Plan, the Employer, subject to the provisions of Sections 2.05 and 6.01 to the contrary, shall remain obligated to provide the Plan benefit accrued by the Participant under Article II at the time the Plan is amended and on the schedule and in the form provided pursuant to Article III, except to the extent otherwise provided by the Personnel Committee and consistent with the requirements of Code Section 409A; and

(c)
No amendment, modification, suspension or termination of the Plan may reduce the amount of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article III or IV, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives or successors; and

(d)
Unless agreed to in writing and signed by the affected Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

9.03
Successors.  A System Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the System Employer would be required to perform it if no such succession had taken place.  If the System Employer fails to obtain such assumption and agreement prior to the effectiveness of any such succession, then the System Employer shall be liable for payment of all Plan benefits to which Participants are entitled upon their Retirement or Separation from Service.  Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 9.03 shall succeed to all the rights, powers and duties of the System Employer, the Board of Directors and the Personnel Committee hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in this Article IX.  The employment of the Participant who has continued in the employ of such successor or surviving entity shall not be deemed to have been terminated or severed for any purpose hereunder; however, such continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

ARTICLE X – MISCELLANEOUS

10.01
Gender and Number.  The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require.  Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

10.02	Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

10.03
Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.04
Controlling Law.  The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including ERISA to the extent applicable, and to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

10.05	No Right to Employment. The Plan confers no right upon any Employee to continue his employment with any employer, whether or not a System Company.

10.06
Indemnification.  To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify the Administrator, its members and its employee delegates against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys’ fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person’s fraud or willful misconduct.

10.07
No Alienation.  The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

10.08
Code Section 409A Compliance.  This Plan is intended to comply with the requirements of Code Section 409A and regulations thereunder.  Any provision of this document that is contrary to the requirements of Code Section 409A and the regulations thereunder shall be null, void and of no effect and the Administrator shall interpret the document consistent with the requirements of Code Section 409A, which shall govern the administration of the Plan in the event of a conflict between Plan terms and the requirements of Code Section 409A and the regulations thereunder.

IN WITNESS WHEREOF, the Personnel Committee of the Board of Directors of Entergy Corporation has caused this Amendment and Restatement of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, effective January 1, 2009, to be executed by its duly authorized officer on this 18th day of December, 2008.

ENTERGY CORPORATION PERSONNEL COMMITTEE through the undersigned duly authorized representative /s/ Terry R. Seamons TERRY R. SEAMONS Senior Vice-President, Human Resources and Administration

APPENDIX A
TARGET AWARD REPLACEMENT RATIOS

Years Of Service*	Chairman And/or CEO	All Other Executives at System Management Level 3 or Above	Executives at System Management Level 4
1	3.3%	3.0%	2.7%
2	6.6%	6.0%	5.4%
3	9.9%	9.0%	8.1%
4	13.2%	12.0%	10.8%
5	16.5%	15.0%	13.5%
6	19.8%	18.0%	16.2%
7	23.1%	21.0%	18.9%
8	26.4%	24.0%	21.6%
9	29.7%	27.0%	24.3%
10	33.0%	30.0%	27.0%
11	36.3%	33.0%	29.7%
12	39.6%	36.0%	32.4%
13	42.9%	39.0%	35.1%
14	46.2%	42.0%	37.8%
15	49.5%	45.0%	40.5%
16	50.6%	46.0%	41.4%
17	51.7%	47.0%	42.3%
18	52.8%	48.0%	43.2%
19	53.9%	49.0%	44.1%
20	55.0%	50.0%	45.0%
21	56.0%	51.0%	46.0%
22	57.0%	52.0%	47.0%
23	58.0%	53.0%	48.0%
24	59.0%	54.0%	49.0%
25	60.0%	55.0%	50.0%
26	61.0%	56.0%	51.0%
27	62.0%	57.0%	52.0%
28	63.0%	58.0%	53.0%
29	64.0%	59.0%	54.0%
30	65.0%	60.0%	55.0%

*   Replacement Ratio for fractional years will be determined by interpolating the difference between the ratio corresponding to completed years of service and the ratio corresponding to the next higher year of service.

Appendix B

SYSTEM EXECUTIVE RETIREMENT PLAN OF
ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

[INSERT EMPLOYEE NAME]
PARTICIPANT APPLICATION
(Standard Form)

MUST BE EXECUTED BY ELIGIBLE EMPLOYEE AND RETURNED TO PLAN ADMINISTRATOR NO LATER THAN [INSERT DATE].

THIS APPLICATION, effective as of the date executed and accepted by the Plan Administrator of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, as amended and restated effective January 1, 2009, (the “Plan”), evidences Employee’s participation in, and agreement to comply with, the Plan in accordance with its terms and conditions.  All terms defined in the Plan shall have their same meanings when used in this Participant Application (unless inconsistent with defined terms herein).

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Plan and as a condition of participation in the Plan, Employee is required to satisfy the eligibility requirements of the Plan, including the execution and timely return to the Plan Administrator of this Participant Application, which, if accepted, shall evidence Employee’s participation in the Plan and shall supercede and replace in their entirety all other agreements relative to the Prior Plan or this Plan; and

WHEREAS, pursuant to the terms and conditions of the Plan and as a condition of participation in the Plan, Employee’s Participant Application shall not be effective, nor shall it evidence Employee’s participation in the Plan, until accepted by the Plan Administrator;

NOW THEREFORE, Employee submits this Participant Application for consideration by the Plan Administrator and acknowledges and agrees that Employee’s participation in the Plan is subject to the terms and conditions of the Plan, including, but not limited to, the following provisions:

1.
Employee acknowledges that, subject to the terms and conditions of the Plan, this Participant Application, if accepted, supersedes any and all prior agreements entered into between Employee and any System Company employer relating to the Plan or Prior Plan, including any contracts or other arrangements executed concerning the Plan or Prior Plan.

2.
This Participant Application grants no benefits independent of or apart from the benefits provided under the Plan, and the terms and conditions of the Plan, including all defined terms (unless inconsistent with defined terms herein), shall control the benefits provided under the Plan as acknowledged in this Participant Application.  All disputes concerning this Participant Application or the operation of the Plan shall be governed exclusively by the terms of the Plan, including, but not limited to, the Plan’s administrative claims procedures.

3.
The Employee agrees, represents and warrants that Employee’s date of birth is [INSERT DATE OF BIRTH]; that Employee’s Normal Retirement Date is Employee’s 65th birthday; and that Employee’s date of employment within the System is [INSERT DATE OF HIRE], all of which shall be used in calculating any benefits that may become payable to Employee in accordance with the terms and conditions of the Plan.

4.
Subject to the limitations on amendment and termination of the Plan set forth therein, Employee agrees to be bound by the terms and conditions of any supplements, modifications or amendments to, or the termination of, the Plan.  Employee understands that pursuant to the terms of the Plan and as a condition to the receipt of any benefits by Employee under the Plan: (a) Employee shall need the prior written consent of the Employer (which consent may be freely withheld) to resign Employee’s System employment prior to attainment of age 65, and (b) Employer may require Employee to retire on a date before Employee’s attainment of age 65.

5.
Employee understands that Employee’s participation in the Plan is subject to termination as specified in the Plan and that Employee’s benefits under the Plan are subject to cessation, forfeiture and repayment as specified in the Plan.

6.
Employee expressly agrees that Employee shall rely solely on the unsecured obligation of Employer for payment of Plan benefits as set forth in the Plan.  Employee acknowledges that the right to receive benefits under the Plan shall not be assigned, encumbered or alienated by Employee in any manner, except for the selection of a Beneficiary as provided under the terms of the Plan.

7.	As a condition of Plan participation, Employee acknowledges that Employee must execute and timely return to the Plan Administrator this Participant Application.

8.
Nothing stated in this Participant Application or the Plan is, or shall be construed as, a guarantee of employment or a grant to Employee of any right to continued employment, and this Participant Application shall not constitute an employment or consulting agreement between Employee and Employer or any System Company.

9.	This Participant Application is binding upon Employee, Employer, and their respective successors, agents, heirs or assigns.

10.
If any one or more of the provisions of the Participant Application is held to be illegal or invalid, such shall not affect any other provisions of the Participant Application, which shall be construed and enforced as if such illegal or invalid provisions had not been contained in the Participant Application.

11.
Employee acknowledges that Employee’s Beneficiary under the Plan shall mean the Surviving Spouse of Employee or, if Employee does not have a Surviving Spouse, the Beneficiary shall mean the following individual or entity so designated by Employee:

________________________________________,

or, if Employee does not have a Surviving Spouse and does not designate a beneficiary hereunder, or if the designated beneficiary predeceases Employee, the Beneficiary shall mean Employee’s estate.

12.
Employee acknowledges that if, on the date benefits are scheduled to be paid, the single-sum value of the benefit payable to Employee under the Plan is greater than the single-sum value of the benefit otherwise payable to Employee under the Pension Equalization Plan of Entergy Corporation and Subsidiaries (“PEP”), the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (“SRP”), or under both the PEP and the SRP, if applicable, then, as a condition for participation in this Plan, Employee agrees and acknowledges that he or she has waived all rights to receive benefits under both the PEP and the SRP and shall be entitled to receive only benefits payable under this Plan. Likewise, if the single-sum value of the benefit payable to Employee under the PEP, the SRP, or under both the PEP and the SRP, if applicable, is greater than the single-sum value of the benefit otherwise payable to Employee under this Plan, then as a condition for participation in this Plan, Employee agrees and acknowledges that he or she has waived all rights to receive benefits under this Plan and shall be entitled to receive only benefits payable under the PEP and the SRP, if applicable.

13.
Employee acknowledges that no Plan benefits shall be paid to Employee, if Employee is a Specified Employee at the time of his Separation from Service, until the earlier of Employee’s death or six months following Employee’s Separation from Service.  If distribution is delayed, the delayed distribution amount shall be credited with investment returns during the period of delay in accordance with the terms of the Plan. Immediately following the six-month delay period, the full amount of the Employee’s delayed distribution amount, including investment returns deemed credited pursuant to the Plan, shall be distributed to the Participant .

IN WITNESS WHEREOF, Employee has duly executed this Participant Application on this   _____ day of___________________, _____.

EMPLOYEE

_______________________________
[INSERT EMPLOYEE NAME]

Signature below designates acceptance of Participant Application by Plan Administrator.

PLAN ADMINISTRATOR
 (System Executive Retirement Plan of
  Entergy Corporation and Subsidiaries)

By: ____________________________   Date_________

Printed Name:  Terry R. Seamons

Title:  Senior Vice-President, Human
Resources & Administration